     As filed with the Securities and Exchange Commission on March 24, 2004

                                                Registration No.



                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549


                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        AIR PRODUCTS AND CHEMICALS, INC.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
--------------------------------------------------------------------------------
         (State or Other Jurisdiction of Incorporation or Organization)

                                   23-1274455
--------------------------------------------------------------------------------
                      (I.R.S. Employer Identification No.)

           7201 Hamilton Boulevard, Allentown, Pennsylvania 18195-1501
--------------------------------------------------------------------------------
               (Address of Principal Executive Offices)     (Zip Code)

            Air Products and Chemicals, Inc. Long-Term Incentive Plan
                            (Full Title of the Plan)
--------------------------------------------------------------------------------

         W. Douglas Brown, Vice President, General Counsel and Secretary
           Air Products and Chemicals, Inc., 7201 Hamilton Boulevard,
                            Allentown, PA 18195-1501
--------------------------------------------------------------------------------
                     (Name and Address of Agent for Service)

                                  610-481-4911
--------------------------------------------------------------------------------
          (Telephone Number, Including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

Titles of                     Amount to be    Proposed maximum     Proposed maximum     Amount of
securities to be              registered      offering price per   aggregate offering   registration
registered                                    share                price                fee
-----------------------------------------------------------------------------------------------------
Common Stock, par value $1      1,084,855           $47.86          $51,921,160.30       $6,578.41(1)
Options Granted, 10/1/03        2,576,500           $45.53         $117,308,045.00      $14,862.93(2)
Options Granted, 1/5/04            60,000           $52.83           $3,169,800.00         $401.61(2)
Options Granted, 1/22/04           18,000           $49.68             $894,240.00         $113.30(2)
-----------------------------------------------------------------------------------------------------
                                3,739,355                          $173,293,245.30      $21,956.25

---------------------------

(1) The registration fee with respect to these shares has been computed in accordance with paragraphs (c) and (h) of Rule 457, based upon the average of the reported high and low sales prices of shares of Common Stock on 18 March 2004 (i.e. $47.86 per share).

(2) The registration fee with respect to these shares has been computed in accordance with paragraph (h) of Rule 457 based upon the stated exercise price of the Options.

Air Products and Chemicals, Inc. (the "Company"), by the filing of this Registration Statement, hereby registers additional shares of common stock of the Company, for distribution pursuant to the Long-Term Incentive Plan (the "Plan"). These are securities of the same class as the securities registered on Form S-8, Registration Statement No. 333-111793 for distribution pursuant to the Plan. Accordingly, the contents of Registration Statement No. 333-111793 are incorporated herein by reference.

                                    EXHIBITS

      23.   Consent of KPMG LLP.

      23A. Consent of Arthur Andersen LLP (omitted pursuant to Rule 437a as described in the Exhibit).

      24.   Power of Attorney.

                                   SIGNATURES

      The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Allentown, Commonwealth of Pennsylvania, on this 24th day of March, 2004.

                                            AIR PRODUCTS AND CHEMICALS, INC.
                                                      (Registrant)


                                            By:  /s/ W. Douglas Brown
                                                 -------------------------------
                                                 W. Douglas Brown*
                                                 Vice President, General
                                                 Counsel and Secretary


---------------
* W. Douglas Brown, Vice President, General Counsel and Secretary, by signing his name hereto, signs this registration statement on behalf of the registrant and, for each of the persons indicated by asterisk on pages 3 and 4 hereof, pursuant to a power of attorney duly executed by such persons which is filed with the Securities and Exchange Commission herewith.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

         SIGNATURE                      TITLE                       DATE
         ---------                      -----                       ----

                             Director, Chairman of the
                             Board, President, and
  /s/ John P. Jones III      Chief Executive Officer
------------------------     (Principal Executive               24 March 2004
    John P. Jones III        Officer)


                             Vice President and Chief
    /s/ Paul E. Huck         Financial Officer
------------------------     (Principal Financial               24 March 2004
      Paul E. Huck           Officer and Accounting
                             Officer)



            *                         Director                  24 March 2004
------------------------
     Mario L. Baeza


            *                         Director                  24 March 2004
------------------------
   Michael J. Donahue


            *                         Director                  24 March 2004
------------------------
   Ursula F. Fairbairn


            *                         Director                  24 March 2004
------------------------
     W. Douglas Ford


            *                         Director                  24 March 2004
------------------------
  Edward E. Hagenlocker


            *                         Director                  24 March 2004
------------------------
    James F. Hardymon


            *                         Director                  24 March 2004
------------------------
     Terrence Murray

         SIGNATURE                      TITLE                       DATE
         ---------                      -----                       ----

            *
------------------------
     Paula G. Rosput                  Director                  24 March 2004


            *
------------------------
   Lawrason D. Thomas                 Director                  24 March 2004

                                  EXHIBIT INDEX


23.   Consent of KPMG LLP

23A. Consent of Arthur Andersen LLP (omitted pursuant to rule 437a as described in the Exhibit)

24.   Power of Attorney

No opinion of counsel is being filed because the Common Stock to be distributed in connection with the Plan will consist exclusively of previously issued shares that are presently held by the registrant as treasury shares or under the registrant's Flexible Employee Benefits Trust and will not constitute original issuance shares; further, no opinion is being furnished with respect to ERISA compliance because the Plans covered by the registration statement are not subject to the requirements of ERISA.